UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – June 29, 2022

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIFCO Industries, Inc. (the "Company") entered into a new Change in Control Agreement and Severance Agreement with Peter W. Knapper, President and Chief Executive Officer (replacing the Change in Control Agreement and Severance Agreement the Company and Mr. Knapper entered into when it was renewed in 2019), effective June 29, 2022.

Under the terms of Mr. Knapper's Change in Control Agreement and Severance Agreement, in the event of a qualifying termination (as such term is defined in the Change in Control Agreement and Severance Agreement) of Mr. Knapper’s employment, the Company will provide certain severance benefits to Mr. Knapper. Such severance benefits principally include (a) a lump-sum payment of 2.0 times Mr. Knapper’s annual salary preceding the date of termination and (b) continuation of certain medical and dental benefits for a period of 24 months. Additionally, in the event of a qualifying termination, long-term stock incentive awards held by Mr. Knapper shall vest on a pro-rata basis.

The foregoing description of Mr. Knapper's Change in Control Agreement and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1 Change in Control Agreement and Severance Agreement, dated June 29, 2022, between SIFCO Industries, Inc. and Peter Knapper.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: June 29, 2022
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)